UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2008

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EGPI FIRECREEK, INC.
(Exact name of registrant as specified in its charter)
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Nevada	000-32507	88-0345961
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6564 Smoke Tree Lane, Scottsdale, AZ 85253
(Address of Principal Executive Office) (Zip Code)

(480) 948-6581
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01

REGULATION FD DISCLOSURE

On July 3, 2008, EGPI Firecreek, Inc. (the “Company”) wishes to update shareholders on its oil and gas production for the Company’s interests in the Fant Ranch Unit, JB Tubb properties, located in Knox and Ward Counties, Texas, and Ten Mile Draw natural gas wells located in Sweetwater County, Wyoming.

Fant Ranch Oil Production
(Company position: Owns 100% Working Interests and corresponding 75% Net Revenue Interests)
For the month ended April 30, 2008, the Company’s Fant Ranch property produced approximately 806 barrels of oil to its net interests.
For the month ended May 31, 2008, the Company’s Fant Ranch property produced approximately 913 barrels of oil to its net interests.
For the month ended June 30, 2008, the Company’s Fant Ranch property produced approximately  915  barrels of oil to its net interests.

JB Tubb Oil and Natural Gas Production
(Company position: Owns 75% Working Interests and corresponding 56.25% Net Revenue Interests)
For the month ended April 30, 2008, the Company’s JB Tubb property produced approximately 661  barrels of oil and  1,719 MCF’s of natural gas to its net interests.
*For the month ended May 31, 2008, the Company’s JB Tubb property produced approximately 568 barrels of oil and 1,665 MCF’s of natural gas to its net interests.
*For the month ended June 30, 2008, the Company’s JB Tubb property produced approximately 439  barrels of oil and 1,677 MCF’s of natural gas to its net interests.
*The Company’s operator Success Oil Co., Inc. reported that the Company’s JB Tubb interests were down first week of May 2008 and for 4 days in June 08.

**Ten Mile Draw Natural Gas Production
(Company position: Owns 50% Working Interests and corresponding 41.25% Net Revenue Interests in the following reported production activities relative to the 16-1 and 7-16 wells)
For the month ended April 30, 2008, the Company’s Ten Mile Draw property produced approximately 2,511 MCF’s of natural gas to its net interests.
For the month ended May 31, 2008, the Company’s Ten Mile Draw property produced approximately 1,852 MCF’s of natural gas to its net interests.
For the month ended June 30, 2008, the Company’s Ten Mile Draw property produced approximately 2,245 MCF’s of natural gas to its net interests.

**The Company through its operator for the TMD, Newport Oil Corporation, has concluded a recent tubing leak repair on its TMD well no. 13-9, and is now in process to see if that well can be brought online to the system within the next 30 to 60 days. There are no assurances the 13-9 can be brought back online for the production of natural gas, or to reach commercial levels of production of natural gas. Depending on the results for bringing this well on line, the Company may ultimately elect to shut the well if reasonable commercial production levels are not achieved during the next 30 to 60 day period.

The oil and gas produced by the above listed properties are sold at various market prices according to terms of gathering/purchase agreements in place with third parties for each of the properties reported. Timing, transportation delivery, and other factors can affect actual final product sales.

The information in this Item 7.01 of Current Report on Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 3, 2008

EGPI FIRECREEK, INC.

By:	/s/ Dennis R. Alexander
Dennis R. Alexander Chairman and Chief Financial Officer